EXHIBIT 5
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                      SIDLEY AUSTIN BROWN & WOOD LLP

                              Bank One Plaza
                           10 S. Dearborn Street
                         Chicago, Illinois  60603
                          Telephone 312 853 7000
                          Facsimile 312 853 7036
                              www.sidley.com

                               Founded 1866





                             February 3, 2005


Landauer, Inc.
2 Science Road
Glenwood, IL  60425-1586


      Re:   500,000 SHARES OF COMMON STOCK, $.10 PAR VALUE

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Landauer, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 500,000 shares of Common Stock, $.10 par value, of the Company (the "Registered Common Stock"), to be issued under the Landauer, Inc. 2005 Long-Term Incentive Plan (the "Plan").

      We are familiar with the proceedings to date with respect to the proposed issuance of the Registered Common Stock under the Plan and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter.

      Based on the foregoing, we are of the opinion that:

      1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

      2. Any shares of the Registered Common Stock which are newly issued in connection with the Plan will constitute shares of Common Stock of the Company which have been duly authorized and validly issued and are fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such shares as contemplated by the Plan; and (iii) certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Plan.








Sidley Austin Brown & Wood LLP is an Illinois Limited Liability Partnership Practicing in Affiliation with Other Sidley Austin Brown & Wood
Partnerships


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SIDLEY AUSTIN BROWN & WOOD LLP                               CHICAGO


Landauer, Inc.
February 3, 2005
Page 2



      This opinion letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement or related prospectus.


                                   Very truly yours,


                                   /s/ Sidley Austin Brown & Wood LLP
                                   ----------------------------------
                                   Sidley Austin Brown & Wood LLP